EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to ING Americas Savings Plan and ESOP of our report dated March 10, 2003, with respect to the consolidated financial statements of ING Bank N.V. included in the Annual Report on Form 20-F of ING Groep N.V. for the year ended December 31, 2002, filed with the Securities and Exchange Commission. Our report refers to reliance on report of other auditors.

Amsterdam, The Netherlands
September 15, 2003

KPMG Accountants N.V.